Exhibit 99.1

Heelys, Inc. Announces New President/CEO

CARROLLTON, July 14, 2009 (BUSINESS WIRE) — The board of directors of Heelys, Inc. (NASDAQ: HLYS) has announced today that Tom Hansen will join the company as President and Chief Executive Officer effective August 1, 2009.  Hansen is currently President of TM Advertising (formerly Temerlin McClain) and brings more than thirty years of strategic marketing, new product development and marketplace innovation to his new position.

Mr. Hansen, commenting on his new position, said “I am extremely excited to join the Heelys team.  Heelys are one of the most innovative new products to come to market in the last ten years.  They’re iconic, not only in the United States, but in Europe and Asia as well.  We plan to bring that same innovative, entrepreneurial spirit to the creation of new products, new designs and a new brand marketing effort that will provide the solid foundation for Heelys to not only grow short term but to thrive for years to come.”

Hansen has created well known advertising for clients ranging from Hallmark and McDonald’s to Miller Brewing Company.   During his time at TM the company created the “Life Comes At You Fast” campaign for Nationwide Insurance as well as the “We Know Why You Fly” work for American Airlines.  Both have received major awards nationally and internationally and have been recognized as leaders in the integration of digital and social marketing.

“I believe there are several cost and infrastructure opportunities that can be optimized given the company’s reduced sales volume that should restore profitability very soon. We will address those issues and begin to re-stage the Heelys brand day one,” remarked Hansen.

Gary Martin, chairman of the board, commented that “Tom is a perfect fit for Heelys. In addition to his creative passion, he is a proven executive with experience both building and restoring operations to their potential. We recognize that this is a challenging retail environment for any executive, but the board believes in Tom and his ability to restore shareholder value.”

Hansen added, “Heelys is an incredible opportunity.  And we are committed to investing the time and talent to make sure that we bring to bear everything necessary to maximize brand value, grow the core business and reach out into new verticals.”

# # #

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy. All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct. The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, continued changes in fashion trends and consumer preferences and general economic conditions, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence upon independent manufacturers, the Company may not be able to successfully introduce new product categories, the outcome of lawsuits filed against the Company, which could have a material adverse effect on us, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE: Heelys, Inc.

Contact:

Connelly Group
Traci Coulter, 917-776-9184
tcoulter@connellygroup.net